Exhibit 99.5

OBA Bancorp, MHC	REVOCABLE PROXY

Votes will be cast in accordance with the proxy. Should the undersigned be present and elect to vote in the Meeting or at any adjournment thereof and after notification to the secretary of the Mutual Holding Company at said Meeting of the member’s decisions to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated ____________, 2009 prior to the execution of this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.	Signature:______________________________ Date:___________ Signature:______________________________ Date:___________

IMPORTANT: Please Detach and Return ALL cards that you receive. None are duplicates. Please complete, sign, and mail

This proxy promptly in the enclosed proxy return envelopes.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF OBA FINANCIAL SERVICES, INC. COMMON STOCK IN THE STOCK OFFERING.

HOWEVER, FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN

OBA Financial Services, Inc. LOGO	SEND OVERNIGHT PACKAGES TO: Attn: Stock Processing Center 10 S Wacker Dr., Suite 3400 Chicago, IL 60606 (xxx) xxx-xxxx

(1) Number of Shares	Price Per Share	(2) Total Amount Due		ORDER DEADLINE: The Subscription Offering ends at 3:00 PM, Eastern time, on ___________, 2009. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Faxes or copies of this form will not be accepted. OBA Financial Services, Inc. reserves the right to accept or reject improper order forms.
	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000). See instructions on Reverse Side

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to OBA Financial Services, Inc.			$ .00

(3b) Method of Payment- Deposit Account Withdrawal			(4) Purchaser Information (check one)
OBA Bank Deposit Account Number(s)		Withdrawal Amount(s)	a. ☐	Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with OBA Bank as of April 30, 2008. Enter information in Section 9 for all deposit accounts that you had at OBA Bank on April 30, 2008.
MARK THE	Savings ☐
ACCOUNT TYPE	CD ☐	$.00	b. ☐	Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with OBA Bank as of _________, 2009 but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at OBA Bank as of __________, 2009.
MARK THE	Savings ☐
ACCOUNT TYPE	CD ☐	$.00	c. ☐	Other Members - Check here if you were a depositor of OBA Bank as of __________, 2009, or a borrower as of July 20, 2006 whose borrowings remain outstanding as of _____________, 2009
MARK THE	Savings ☐
ACCOUNT TYPE	CD ☐	$.00	d. ☐	Local Community – People or trusts for the benefit of people who are residents of the Maryland Counties of Montgomery and Howard and the District of Columbia.

			e. ☐	General Public
	Total Withdrawal	$.00

(5) Check if you (or a household family member) are a: ☐  Director or Officer of OBA Bank or OBA Financial Services, Inc.      ☐  Employee of OBA Bank or OBA Financial Services, Inc.

(6) Maximum Purchaser Identification: ☐  Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert: ☐  Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust - Under Agreement Dated ______

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with OBA Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by OBA Financial Services, Inc. no later than 3:00 PM, Eastern time, on ____________, 2009. Otherwise, this Order Form will be voidable. I agree that after receipt by OBA Financial Services, Inc., this Order Form may not be modified or cancelled without OBA Financial Services, Inc.,’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by OBA Financial Services, Inc., OBA Bank, or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at 1-800-842-6929. I also certify that, before purchasing the common stock of OBA Financial Services, Inc., I received the Prospectus dated __________, 2009.

The Prospectus that I received, dated ___________, 2009 contains disclosure concerning the nature of the common stock being offered by OBA Financial Services, Inc. and describes, in the Risk Factors section of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1.	We had an operating loss during our last full fiscal year, and losses may continue in the future.

2.	Because we intend to increase our commercial real estate and commercial business loan originations, our lending risk will increase and continued downturns in the local real estate market or economy could adversely affect our earnings.

3.	A significant portion of our commercial business loan portfolio is unseasoned.

4.	We could record future losses on our holdings of trust preferred securities. In addition, we may not receive full future interest payments on these securities.

5.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

6.	Any future Federal Deposit Insurance Corporation insurance premium increases will adversely impact our earnings.

7.	Our branch network expansion strategy may negatively affect our financial performance.

8.	Future changes in interest rates could reduce our profits.

9.	Concentration of loans in our primary market area, which has recently experienced an economic downturn, may increase risk.

10.	The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, would likely materially affect our business and financial results.

11.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

12.	If our investment in the common stock of the Federal Home Loan Bank of Atlanta is classified as other-than-temporarily impaired or as permanently impaired, our earnings and stockholders’ equity could decrease.

13.	Strong competition within our market areas may limit our growth and profitability.

14.	The future price of the shares of common stock may be less than the purchase price in the stock offering.

15.	Our return on equity will be low following the stock offering. This could negatively affect the trading price of our common stock.

16.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

17.	Our stock-based benefit plans will increase our costs, which will reduce our income.

18.	The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

19.	We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the offering may exceed regulatory restrictions on the size of benefit plans adopted within one year, which would increase our costs.

21.	We have entered into an employment agreement and we will enter into change in control agreements, all of which may increase our compensation costs or increase costs to a third party to acquire us.

22.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.

23.	Our stock value may be negatively affected by federal regulations that restrict takeovers.

24.	The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of the company that our board might conclude are not in the best interest of OBA Financial Services, Inc. or its stockholders.

25.	We have never issued common stock and there is no guarantee that a liquid market will develop.

26.	We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community. Such actions may reduce the net proceeds from the stock offering or concentrate ownership percentage in a few stockholders.

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable) ________________ (Date)_______     Signature (title, if applicable) ________________ (Date)_______

For Internal Use Only

REC’D ___/___ CHECK# _______ $_______ CHECK#________ $_______ BATCH # _____ ORDER # ______ CATEGORY ___

OBA Bancorp, MHC	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OBA BANCORP, MHC (THE “MUTUAL HOLDING COMPANY”) FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2009, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

The undersigned, being a member of OBA Bancorp, MHC, hereby authorizes the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for an in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at the _________________________________________________________________, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

(1) The approval of a plan of conversion and reorganization pursuant to which OBA Bancorp, MHC (the “Mutual Holding Company”) will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named OBA Financial Services, Inc. will become the stock holding company for OBA Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Mutual Holding Company (depositors and certain borrowers of OBA Bank) will no longer have voting rights unless they become stockholders of the new Maryland corporation; and

☐    FOR            ☐    AGAINST

If signed, this proxy will be voted as directed, but if no choice is made, a signed proxy will be voted for the proposal stated. Voting for approval of the plan of conversion and reorganization will also include approval of the Articles of Incorporation and Bylaws of OBA Financial Services, Inc. (including the anti-takeover/limitation of stockholder rights provisions) and the mergers contemplated by the plan.

If any other business is presented at the Meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

OBA Financial Services, Inc.

Order Form Instructions

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, in the subscription offering, the maximum purchase for any person, or for persons with one qualifying account, is 25,000 shares (25,000 shares x $10.00 per share = $250,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. For additional information, see “The Conversion; Plan of Distribution - Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our OBA Bank branches) or by check, bank draft or money order payable to OBA Financial Services, Inc. DO NOT MAIL CASH. Stock order forms will not be accepted at our branch offices. Please send your properly completed original stock order and certification form, together with full payment for the shares of common stock, to the Stock Information Center. Your funds will earn interest at OBA Bank’s passbook savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at OBA Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. OBA Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of OBA Bank or OBA Financial Services, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2009, please see the section entitled “The Conversion; Plan of Distribution - Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of OBA Financial Services, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (            ) ________. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at OBA Bank. The stock cannot be held in your OBA Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRAs:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Uniform Transfers To Minors Act - For residents of Maryland and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act (“UTMA”). For residents of South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act (“UGMA”) of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-MD
(or your state’s abbreviation) or UGMA-SC (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – You should list any qualifying accounts that you have or may have had with OBA Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, 2009 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (            ) _________ Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time, except bank holidays.